Exhibit 4.93

Acknowledgment Agreement of Contractual Agreements

of Qingtian Overseas Chinese Experimental High School

Zhejiang Mengxiang Consulting Services Co., Ltd.

And

Qingtian Overseas Chinese Experimental High School

Zhejiang Lishui Mengxiang Education Development Co., Ltd.

And

Ye Fen

Ye Hong

Li Haibo

Ye Jun

Yan Yaomin

Liu Fenghua

April 2, 2024

This Acknowledgment Agreement of Contractual Agreements (hereinafter referred to as “this Agreement”) was signed by the following parties on April 2, 2024

Party A: Zhejiang Mengxiang Consulting Services Co., Ltd., a wholly foreign-owned enterprise legally incorporated and existing under the laws of PRC; Unified Social Credit Code: 91331100MA2E0B7832; Address: Room 102, 1F, No.227 Dayang North Road, Baiyun Street, Liandu District, Lishui City, Zhejiang Province (hereinafter referred to as the “WFOE”).

Party B: Domestic Affiliates, means Zhejiang Lishui Mengxiang Education Development Co., Ltd. (hereinafter referred to as the “Lishui Mengxiang”)and Qingtian Overseas Chinese Experimental High School (formerly known as Qingtian Overseas Chinese International School, hereinafter referred to as “Qingtian School”).

Party C: Lishui Mengxiang’s Shareholders, Ye Fen ( ID No.: ********************), Ye Fang ( ID No.: ********************), Ye Hong ( ID No.: ********************) (hereinafter collectively referred to as “Lishui Mengxiang’s Shareholders”).

Party D: Council Members Appointed by Lishui Mengxiang to Qingtian School, Ye Fen ( ID No.: ********************), Li Haibo ( ID No.: ********************), Ye Jun (ID No.: ********************), Yan Yaomin ( ID No.: ********************), Liu Fenghua (ID No.: ********************) (hereinafter collectively referred to as “Appointed Council Members”).

In this Agreement, each of the parties is referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

1. WFOE, Qingtian School, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Business Cooperation Agreement on January 31, 2023

2. WFOE, Qingtian School and Lishui Mengxiang entered into the Exclusive Technical Service and Business Consulting Agreement on January 31, 2023;

3. WFOE, Qingtian School, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Exclusive Call Option Agreement on January 31, 2023;

4. WFOE, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Equity Pledge Agreement on January 31, 2023;

5. WFOE, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Proxy Agreement for Shareholders on January 31, 2023, and each of Lishui Mengxiang’s Shareholders executed the Power of Attorney for Shareholders on January 31, 2023;

6. WFOE, Qingtian School, Lishui Mengxiang and Appointed Council Members entered into the Proxy Agreement for School’s Sponsor and Council Members on January 31, 2023, and Lishui Mengxiang’s Shareholders executed the Power of Attorney for the School’s Sponsor on January 31, 2023, and each of Appointed Council Members executed the Power of Attorney for School Council Members on January 31, 2023;

7. Lishui Mengxiang’s Shareholders’ spouses executed the Spouse Undertaking on January 31, 2023 respectively;

8. WFOE, Qingtian School and Lishui Mengxiang entered into the Loan Agreement on January 31, 2023;

(The agreements referred to in items 1-8 above shall be collectively referred to as the “Contractual Agreements”)

In accordance with the Civil Code of the People's Republic of China, Non-state Education Promotion Law of the People’s Republic of China, Regulations on the Implementation of the Non-state Education Promotion Law of the People’s Republic of China and other relevant provisions, with respect to the confirmation of rights and obligations under the Contractual Agreements, the Parties have reached the following agreement through negotiation:

Article I. Confirmation of Rights and Obligations under Contractual Agreements

(I) Confirmation of Rights and Obligations under the Business Cooperation Agreement, the Exclusive Technical Service and Business Consulting Agreement, the Exclusive Call Option Agreement, the Proxy Agreement for School’s Sponsor and Council Members and the Loan Agreement

1. The Parties to such agreements confirm that all rights and obligations under such agreements relating to Qingtian School and the Appointed Council Members thereunder were actually terminated on December 31, 2023 (hereinafter collectively referred to as the “Termination Date”), that is, from January 1, 2024, Qingtian School and Appointed Council Members shall cease to be a party to such agreements, and the rights and obligations set forth in such agreements shall no longer be binding upon them.

2. The Parties to such agreements confirm that the service fees and expenses by Qingtian School to the WFOE as of the Termination Date in accordance with the Business Cooperation Agreement and the Exclusive Technical Service and Business Consulting Agreement shall be settled otherwise by relevant parties through negotiation.

3. The Parties to such agreements agree that, from the day after the Termination Date, except that Qingtian School changes its sponsor to any independent third party in accordance with relevant regulations or agreements, WFOE, Lishui Mengxiang and their controlled enterprises may provide Qingtian School with necessary services and support to ensure the normal business operation of such school. But the relevant service content, prices and any other matters concerned shall meet the requirements of relevant laws, regulations or local regulatory policies.

4. The Parties to such agreements confirm that, as of the Termination Date, WFOE or its designated purchaser has not exercised the exclusive call option right in relation to the equity of Qingtian School in accordance with the Exclusive Call Option Agreement.

5. The Parties to such agreements confirm that, from the day after the Termination Date, WFOE or the designated persons will no longer exercise on behalf of the Sponsor to Qingtian School or on behalf of the Appointed Council Members to exercise all rights as Council Members of Qingtian School.

6. The Parties to such agreements confirm that, from the day after the Termination Date, Qingtian School will operate independently in accordance with its Articles of Association, and the Sponsor and the Appointed Council Members will exercise all rights under the Articles of Association independently.

7.With respect to the Equity Pledge Agreement, the Shareholders’ Rights Proxy Agreement and the Power of Attorney for Shareholders signed by Lishui Mengxiang’s Shareholders on January 31, 2023, the Parties to such agreements confirmed that Since the person executing such agreement do not involve Qingtian School, such agreements shall remain valid. However, the Parties may separately execute relevant new agreements or powers of attorney and supersede such argeements in their entirety. In other words, such agreements shall be automatically terminated as of the effective date of the relevant new agreements/powers of attorney, and Equity pledge filing and registration procedures completed shall continue to be effective.

Article II. Miscellaneous

1. From the Effective Date to the Termination Date, the Parties to the Contractual Agreements have not committed any breach of contract, nor have they incurred corresponding liabilities for breach of contract or indemnification. There is no dispute or potential dispute arising from the performance of the rights and obligations under the Contractual Agreements. The Parties covenant not to initiate any litigation, arbitration or remedy in accordance with the Contractual Agreements.

2. This Agreement shall become effective upon the execution by the Parties (signature of legal representative/authorized representative of legal persons or non-legal persons, and company seal; signature of natural persons).

3. After the execution of this Agreement, if the relevant terms of this Agreement are amended due to the adjustment to the relevant laws, regulations or policies or in accordance with the requirements of the governmental authority, the Parties shall make their efforts to reach a consensus to accept such amendments; the performance of other terms shall not be affected.

4. PRC laws shall apply to the conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes. Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission in Beijing for arbitration, which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon the Parties.

5. This Agreement is drafted in Chinese and in eight counterparts, each of which shall be held by each Party to this agreement and has the same legal effect. If there is any inconsistency or conflict between the English translated version and the Chinese version, the Chinese version shall prevail.

(Signature Pages Follow)

(This page is the Signature Page one (1) of the Acknowledgment Agreement of Contractual Agreements of Qingtian Overseas Chinese Experimental High School, and is left blank intentionally.)

Qingtian Overseas Chinese Experimental High School (seal)

Signature of legal representative/authorized representative:

/s/

Zhejiang Lishui Mengxiang Education Development Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/

Zhejiang Mengxiang Consulting Service Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/

(This page is the Signature Page two (2) of the Acknowledgment Agreement of Contractual Agreements of Qingtian Overseas Chinese Experimental High School, and is left blank intentionally.)

Ye Fen

/s/

Li Haibo

/s/

Ye Jun

/s/

Yan Yaomin

/s/

(This page is the Signature Page two (3) of the Acknowledgment Agreement of Contractual Agreements of Qingtian Overseas Chinese Experimental High School, and is left blank intentionally.)

Liu Fenghua

/s/